Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Liquidia Corporation of our report dated March 20, 2023 relating to the financial statements, which appears in Liquidia Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 20, 2023